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                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (the "Agreement") is made this 19/th/ day of April, 2002 by and among ROBERT L. STEVENS, an individual ("RLS"), SYDNEY D. STEVENS, an individual ("SDS"), THE BRYN MAWR TRUST COMPANY, SUCCESSOR TRUSTEE AND SYDNEY D. STEVENS, REMAINING TRUSTEE UNDER THE RESIDUARY DEED OF TRUST OF JOEL B. DAVIS, JR. DATED MAY 8, 1959 (the "Trustees," and the Trustees, RLS and SDS are sometimes hereinafter collectively referred to as "Seller") and BRYN MAWR BANK CORPORATION, a Pennsylvania business corporation ("Buyer").

                                   BACKGROUND

     RLS owns, individually, 19,485 shares of Buyer's common stock (the "RLS Shares") which are held in a custodial account for RLS at The Bryn Mawr Trust Company (the "Bank") and owns 39,376 shares of Buyer's common stock held for the benefit of RLS in an IRA account at the Bank (the "IRA Shares").

     SDS owns, individually, 10,675 shares of Buyer's common stock which are held in a custodial account at the Bank (the "SDS Shares").

     2,400 shares of the Buyer's common stock are held by the Trustees in a trust account at the Bank (the "Trust Shares").

     The RLS Shares, the IRA Shares, the SDS Shares and the Trust Shares are collectively referred to as the "Stock."

     Seller desires to sell and Buyer desires to purchase the Stock all upon the terms and subject to the conditions set forth herein.

     WHEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the respective representations, warranties, conditions and promises hereinafter contained, the parties, intending to be legally bound, agree as follows:

     1. Purchase and Sale of Stock. At Closing hereunder, on the terms and
        --------------------------
subject to the conditions herein set forth, Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase and acquire, free and clear of all liens, all of the Stock for the consideration set forth in Section 2 below. The sale, transfer and delivery of the Stock by Seller to Buyer shall be effected as set forth in paragraph 6 below.

     2. Purchase Price. The consideration for the Stock shall be $34.00 per
        --------------
share (the "Purchase Price"). Payment shall be made by means of a credit as of the date of the Closing to the respective accounts of RLS for the RLS Shares, to SDS for the SDS Shares, to the Bank, as the IRA Custodian for the IRA Shares, and to the Bank and Sydney D. Stevens, Trustees, for the Trust Shares.

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     3. Representations and Warranties of Seller.
        ----------------------------------------

        a. RLS hereby represents and warrants to the Buyer that RLS is the record owner of the RLS Shares and the IRA Shares free and clear of all liens, security interests and/or encumbrances and the RLS Shares are not evidenced by any stock certificate.

        b. SDS hereby represents and warrants to the Buyer that SDS is the record owner of the SDS Shares free and clear of all liens, security interests and/or encumbrances and the SDS Shares are not evidenced by any stock certificate.

        c. The Trustees hereby represent and warrant to the Buyer that the Trustees are the record owner of the Trust Shares free and clear of all liens, security interests and/or encumbrances and the Trust Shares and are not evidenced by any stock certificate.

        d. The Trustees hereby represent and warrant to the Buyer that the Trustees have all requisite power and authority to execute, deliver and perform their obligations under the Agreement and to sell the Trust Shares to the Buyer.

        e. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transaction as contemplated hereby by Seller will violate any provision of any agreement or commitment to which Seller is a party or by which Seller is bound, or to which the Stock is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any domestic or foreign court or governmental authority.

     4. Representations and Warranties of Buyer.
        ---------------------------------------

        a. Buyer is a business corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority to carry on its business as its business is now being conducted.

        b. Subject to the provisions of paragraph 5 below, Buyer has all requisite power and authority to execute, deliver and perform its obligations under the Agreement. Buyer has taken all requisite, corporate action to authorize Buyer's execution and delivery of this Agreement and Buyer's consummation of the transaction contemplated hereby.

        c. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby by Buyer will violate any provisions of the articles of incorporation or by-laws of Buyer, or will constitute a default under any agreement to which Buyer is a party or by which Buyer is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

        d. The Buyer does not maintain an insider trading window to which the disposition by the Seller is subject.

     5. Conditions Precedent to Buyer's Obligations. Buyer's obligations
        -------------------------------------------
hereunder are subject to Buyer's Board of Directors approving the transaction contemplated hereby at its Board of Directors meeting on April 16, 2002. Prior to the Closing, Buyer covenants and agrees that its Board of Directors will have approved the transactions contemplated by this Agreement and the

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disposition by the Seller in order to exempt the transactions by the Seller under this Agreement from the application of Section 16(b) of the Securities Exchange Act of 1934, as amended. In the event that the Board of Directors does not so approve the transactions, this Agreement shall become null and void and no party hereto shall have any claims against any other party.

     6. Closing. The Closing of the transactions contemplated hereby ("Closing")
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will be held at the offices of Buyer at 801 Lancaster Avenue, Bryn Mawr, PA
19010 at 10:00 a.m. on April 19, 2002 (the "Closing Date"). At the Closing:

        a. RLS shall deliver to Buyer written instructions in form and content satisfactory to Buyer and its counsel authorizing the Bank as the IRA Custodian of the IRA Shares and the custodian of the RLS Shares to cause the shares to be transferred to Buyer's name.

        b. SDS shall deliver to Buyer written instructions in form and content satisfactory to Buyer and its counsel authorizing the Bank as the custodian of the SDS Shares to cause the shares to be transferred to Buyer's name.

        c. Trustee shall deliver to Buyer written instructions in form and content satisfactory to Buyer and its counsel authorizing the Bank to cause the Trust Shares to be transferred to Buyer's name.

        d. Buyer shall deliver to Seller:

           (i) A credit to the account of RLS in the amount of $662,490.00 in payment of the purchase price of the RLS Shares.

           (ii) A credit to the account of SDS in the amount of $362,950.00 in payment of the purchase price of the SDS Shares.

           (iii) A credit to the IRA the account of RLS in the amount of $1,338,784.00 in payment of the purchase price of the IRA Shares.

           (iv) A credit to the account of the Trustees in the amount of $81,600.00 in payment of the purchase price for the Trust Shares.

           (v) A copy of the resolution of the Buyer's Board of Directors approving the transactions contemplated hereunder, duly certified as true and correct by the secretary of the Buyer.

     7. Buyer's Indemnity. Buyer shall defend, indemnify and hold harmless
        -----------------
Seller from and against any and all demands, claims, action or causes of action, losses, liabilities, damages, costs and expenses, including without limitation, reasonable attorney's fees and shall pay or reimburse as incurred all such expenses and costs in connection with the foregoing, asserted against Seller as a result of or arising from or relating to or in connection with the transactions contemplated by this Agreement (except as a result of Seller's failure to timely file any required filing with the Securities and Exchange Commission), any breach or inaccuracy in any material

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respect of any representation or warranty of Buyer in this Agreement or any breach of any covenant or agreement of Buyer contained in this Agreement.

     8. Seller's Indemnity. Seller shall defend, indemnify and hold harmless
        ------------------
Buyer from and against any and all demands, claims, action or causes of action, losses, liabilities, damages, costs and expenses, including without limitation, reasonable attorney's fees, asserted against Buyer as a result of or arising from any breach or inaccuracy in any material respect of any representation or warranty of Seller in this Agreement, except for the representation or warranty set forth in the last clause of Section 3.e. regarding the violation of any statute or law or any judgment, decree, order, regulation or rule of any domestic or foreign court or governmental authority.

     9. Survival of Representations, Warranties and Indemnity Provisions. All
        ----------------------------------------------------------------
representations, warranties and indemnities contained in this Agreement shall survive for a period of two (2) years after the Closing Date.

     10. RLS Consulting Contract. Buyer specifically agrees and acknowledges
         -----------------------
that the execution and performance of this Agreement and the exercise of stock options previously granted to RLS pursuant to Buyer's stock option plans to acquire 142,500 shares of Buyer's common stock and sale of such shares after exercise of the options to any third party shall not in any way impair, modify or be construed as a breach of the Consulting Agreement dated effective as of January 1, 2002 between RLS and Buyer, which Consulting Agreement remains in full force and effect and is reaffirmed.

     11. Confidentiality. Buyer and Seller shall not disclose the existence of
         ---------------
this Agreement or the terms and conditions hereof, except to their officers and directors, attorneys and advisors, until such time as the Buyer's Board of Directors has approved the transactions and Buyer issues a press release and/or files an 8-K with the Securities and Exchange Commission ("SEC") or until such time as RLS makes his associated filings with the SEC as described in Section 12.c hereof.

     12. Post Closing Matters.
         --------------------

         a. Buyer and Seller shall cooperate fully with each other and execute and deliver such further instruments of transfer or documents and take such other action as may reasonably be required to consummate the transactions contemplated herein.

         b. Seller shall be responsible for the payment of all income taxes imposed upon any of them as a result of this transaction and Buyer shall not be required to withhold any sums for income tax purposes.

         c. RLS shall make all necessary filings with the SEC, including the filing of a Form 4 and a Schedule 13D Amendment within the time required by the SEC's rules and regulations.

     13. Miscellaneous.
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          a. Amendment and Modification. This Agreement contains the entire
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agreement between the parties with respect to the subject matter hereof and may be amended, modified and supplemented by the parties hereto only by written instrument signed by or on behalf of the party to be charged thereunder.

          b. Waiver of Compliance. Any failure of Seller, on the one hand, or
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Buyer, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Seller or an authorized officer of Buyer, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          c. Expenses. Seller and Buyer shall each be responsible for the
             --------
payment of all of the expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          d. Notices. All notices, requests, demands, and other communications
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required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid, or sent by confirmed telecopier transmission, as follows:

          If to Seller:

                 Robert L. Stevens         The Bryn Mawr Trust Company, Trustee
                 Sydney D. Stevens         801 Lancaster Avenue
                 403 Waynesbrook Road      Bryn Mawr, PA  19010
                 Berwyn, PA  19312

          with a copy to:

                 Michael H. Friedman, Esquire
                 Pepper Hamilton LLP
                 3000 Two Logan Square
                 18th & Arch Streets
                 Philadelphia, PA  19103

          If to Buyer:

                 Bryn Mawr Bank Corporation
                 801 Lancaster Avenue
                 Bryn Mawr, PA  19010
                 Attn: Frederick C. Peters II, President
                        and Chief Executive Officer

          with a copy to:

                 William M. Shields, Esquire
                 Monteverde, McAlee & Hurd

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                 1617 John F. Kennedy Boulevard
                 Suite 1500
                 Philadelphia, PA  19103

or to such other person or address as either party shall furnish to the other by notice given in accordance with this paragraph.

           e. Binding Effect; Assignment. This Agreement and all of the
              --------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, legal representatives, successors and assigns; but, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

           f. Governing Law. This Agreement has been made in accordance with and
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shall be governed by and construed in accordance with the laws of the
Commonwealth of Pennsylvania.

           g. Counterparts. This Agreement may be executed in counterparts, each
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of which shall be deemed an original,

but all of which together shall constitute the same instrument.

           h. Headings. The headings of the sections and articles of this
              --------
Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

           i. Entire Agreement. This Agreement sets forth the entire agreement
              ----------------
and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, letters of intent, covenants, arrangements, communications, representation or warranties, whether oral or written, by any party hereto.

           j. Third Parties. Except as specifically set forth or referred to
              -------------
herein, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, partnership, corporation or other entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

           k. Severability. The invalidity of any one or more of the words,
              ------------
phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

WITNESS:

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/s/James Davidson                                    /s/Robert L. Stevens
--------------------------------------------         ---------------------
                                                     Robert L. Stevens

                        SIGNATURES CONTINUED ON NEXT PAGE

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/s/Jane E. Davidson                /s/Sydney D. Stevens
-----------------------------      ---------------------
                                   Sydney D. Stevens

/s/Jane E. Davidson                /s/Sydney D. Stevens
-----------------------------      --------------------
                                   Sydney D. Stevens, Trustee under the
                                   Residuary Deed of Trust of Joel B. Davis, Jr.
                                   dated May 8, 1959

ATTEST:                            THE BRYN MAWR TRUST COMPANY,
                                   Successor Trustee under the Residuary Deed of Trust of Joel B. Davis, Jr. dated May 8, 1959

By:/s/Geoffrey Halberstadt         By:/s/Philip Engman
   --------------------------         ----------------
                                   Senior Trust Officer

ATTEST:                            BRYN MAWR BANK CORPORATION

By:/s/Robert J. Ricciardi          By:/s/Frederick C. Peters
   --------------------------         -----------------------
   Robert. J. Ricciardi, Secretary    Frederick C. Peters II, President
                                      and Chief Executive Officer

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